Exhibit 10.1

THE NOTES (AS DEFINED BELOW) PURCHASED PURSUANT TO THIS AGREEMENT ARE EXPRESSLY SUBORDINATED TO THE OBLIGATIONS (AS DEFINED IN THAT CERTAIN LOAN AND SECURITY AGREEMENT, DATED SEPTEMBER 2, 2021, BY AND BETWEEN THE COMPANY (AS DEFINED BELOW) AND SLR INVESTMENT CORP.) IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT, DATED SEPTEMBER 20, 2022, BY AND AMONG THE CREDITORS LISTED ON THE SIGNATURE PAGES THERETO, SLR INVESTMENT CORP., AND ACKNOWLEDGED BY THE COMPANY (THE “SUBORDINATION AGREEMENT”). A PURCHASER PARTY HERETO, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE SUBORDINATION PROVISIONS OF THE SUBORDINATION AGREEMENT.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is entered into as of September 20, 2022 (the “Effective Date”) by and among Axcella Health Inc., a Delaware corporation (the “Company”), and the purchasers who execute a counterparty signature page hereto (each, a “Purchaser”, and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Purchasers are willing, pursuant to the terms and conditions of this Agreement, to purchase from the Company unsecured convertible promissory notes in substantially the form attached hereto as Exhibit A (each as amended and restated, supplemented or otherwise modified from time to time, the “Notes”) in an aggregate principal amount of $12,000,000.00; and

WHEREAS, the Notes are subject to conversion into Common Stock of the Company on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.	DEFINITIONS.

Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (b) any officer or director of such Person. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, no Purchaser shall be deemed an Affiliate of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Change of Control” means (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; (ii) a merger, consolidation, sale, exchange or other transaction or series of related transactions (collectively, the “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding securities entitled to vote generally in the election of directors; or (iii) the sale, exchange, transfer, license or other disposition of all or substantially all of the assets of the Company.

“Commission” or the “SEC” means the United States Securities and Exchange Commission.

“Common Stock” means the Common Stock of the Company, par value $0.001 per share.

“Conversion Price” means the lowest price per share of Common Stock paid by investors in the Next Equity Financing, provided, however, if such Next Equity Financing is not a public offering and the number of securities to be issued in the Next Equity Financing shall exceed 20% of the voting power of the Company outstanding before the issuance of stock or securities convertible into or exercisable for Common Stock, and stockholder approval has not been obtained with respect to Nasdaq Stock Market Rule 5635(d), then the Conversion Price shall be at least the lower of: (i) the closing price of the Common Stock on the Trading Market; or (ii) the average closing price of the Common Stock on the Trading Market for the five Trading Days immediately preceding the signing of the definitive documentation or pricing of the Next Equity Financing.

“Equity Securities” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity securities, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in, or equivalents (regardless of how designated) of, a Person (other than an individual), whether voting or non-voting, and (b) all debt or equity securities convertible into or exchangeable for any security described in clause (a) or any other security described in this clause (b) and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any such security, whether or not presently convertible, exchangeable or exercisable.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority, self-regulatory organization or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Indebtedness” of any Person means without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under capital leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (with the amount thereof being measured as the fair market value of such property), (f) all obligations, contingent or otherwise, with respect to letters of credit (whether or not drawn), banker’s acceptances and surety bonds issued for the account of such Person, (g) all obligations for which such Person is obligated pursuant to any interest rate swap, interest rate cap, interest rate collar or other interest rate hedging agreement or derivative agreements or arrangements and, (h) all guarantees or other contingent obligations of such Person in respect of any of the foregoing.

“Lien” means any mortgage, deed of trust, or pledge, security interest, hypothecation, assignment, assigned deposit, arrangement, encumbrance, encroachment, lien (statutory or otherwise), claim, option, reservation or defect of any kind, or preference, or priority, or other security agreement or preferential arrangement of any kind of or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing statement under the UCC, or under the comparable law of any other jurisdiction).

“Material Adverse Effect” means any (i) adverse effect on the issuance, delivery or validity of the Notes or on the ability of the Company to perform its obligations under the Transaction Documents, or (ii) material adverse effect on the condition (financial or otherwise), prospects, properties, assets, liabilities, business or operations of the Company or any of its Subsidiaries taken as a whole, in each case.

“Material Contract” means all written and oral contracts, agreements, deeds, mortgages, leases, subleases, licenses, instruments, notes, commitments, commissions, undertakings, arrangements and understandings: (i) which by their terms involve, or would reasonably be expected to involve, aggregate payments by or to the Company or any Subsidiary during any twelve month period in excess of $1,000,000, (ii) the breach of which by the Company or any Subsidiary or the termination of which would reasonably be expected to have a Material Adverse Effect, or (iii) that have been required to be filed as exhibits by the Company with the Commission since December 31, 2021 pursuant to Items 601(b)(1), 601(b)(2), 601(b)(4), 601(b)(9) or 601(b)(10) of Regulation S-K promulgated by the Commission.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Requisite Purchasers” means Purchasers holding a majority of the Outstanding Balance, in the aggregate, of all Notes issued under this Agreement.

“Senior Agent” means SLR Investment Corp., a Maryland corporation.

“Senior Debt” means those certain term loans issued pursuant to the terms of the Loan and Security Agreement.

“Loan and Security Agreement” means that certain Loan and Security Agreement, dated September 2, 2021, as amended to date, by and between the Company and Acora Nutrition LLC, as borrowers, the Senior Lenders, as lenders, and the Senior Agent, as collateral agent.

“Senior Lenders” means those certain lenders listed on Schedule 1.1 to the Loan and Security Agreement.

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity), including Nasdaq Stock Market Rule 5635, from the stockholders of the Company with respect to the issuance of shares of Common Stock upon conversion of the Notes.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled (as determined in accordance with GAAP), or both, by such Person.

“Trading Day” means a day on which trading in the Common Stock generally occurs on a Trading Market; provided, that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and the Notes.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the relevant jurisdiction and as amended from time to time hereafter.

2.             NOTE PURCHASE.

2.1           Upon the terms and subject to the conditions herein contained, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company at one or more closings, as further described in Section 2.3, Notes, in consideration for the amounts set forth on each Purchaser’s signature page attached hereto.

2.2           At or prior to the applicable Closing Date (as defined below), each Purchaser will pay the purchase price set forth on such Purchaser’s signature pages attached hereto (the “Purchase Price”) by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers at least one day prior to the applicable Closing Date. On or before the applicable Closing Date, the Company will issue and deliver the Notes against delivery of the Purchase Price. The foregoing notwithstanding, if the Purchaser has indicated to the Company at the time of execution of this Agreement a need to settle on a “delivery versus payment” basis, then the Company shall either deliver to such Purchaser (or such Purchaser’s designated custodian) the original Notes, whereupon following receipt of such instruments, then the Purchaser shall then promptly wire the Purchase Price as provided in this Section 2.2. All of the transactions set forth herein to be taken at a Closing, including the delivery of documents, shall be deemed to take place simultaneously at such Closing. In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

2.3           Closings.

(a)           Initial Closing. Subject to the satisfaction of the closing conditions set forth in Section 9, the closing with respect to the transactions contemplated in Section 2 hereof with respect to $6,000,000.00 (the “Initial Closing”), shall take place remotely via the exchange of documents and signatures on the second Trading Day after the Effective Date (the “Initial Closing Date”), or at such other time as the Company and Purchasers may agree.

(b)           Subsequent Closings. At any time on or before the six (6) month anniversary of the Initial Closing, with the prior written consent of the Requisite Purchasers, at one or more additional Closings (each, a “Subsequent Closing”) the Company may sell and issue, on the same terms and conditions as those contained in this Agreement, subject to the satisfaction or waiver of the terms and conditions of this Agreement, an aggregate principal amount of Notes up to $6,000,000.00. The date on which each Subsequent Closing occurs is referred to herein as a “Subsequent Closing Date” (together with the Initial Closing Date, each a “Closing Date”). Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on each Closing Date, such Purchaser shall purchase and the Company shall sell to each such Purchaser a Note in the principal amount set forth on the signature page hereto for the Purchase Price set forth therein. The aggregate principal amount of the Notes to be purchased by the Purchasers pursuant to this Agreement shall be up to $12,000,000.00.

3.             TERM; INTEREST; REPAYMENT; REDEMPTION; SUBORDINATION.

3.1           Term. The Notes and all accrued and unpaid interest thereon and any and all other sums payable to the Purchasers hereunder shall be due and payable in full on the earliest to occur of: (a) the first (1st) anniversary of the applicable Closing Date, (b) at the election of the Purchasers, the date of the consummation of a Change of Control, and (c) the date of any acceleration of the Notes in accordance with Section 8 (the “Maturity Date”). Subject to Section 3.3, the Notes may not be prepaid prior to the first (1st) anniversary of the applicable Closing Date without the prior written consent of the Purchasers.

3.2           Interest; Repayment. Interest on the unpaid principal balance of the Notes (such balance as increased, as provided in this Section 3.2, the “Outstanding Balance”) will accrue daily from the applicable Closing Date at the rate of 8% per annum, calculated on the basis of a 360 day year (which assumes thirty (30) days per month). Accrued interest shall accrete on a quarterly basis in arrears to the Outstanding Balance. To the extent not previously converted pursuant to Section 4 hereof, the Company will repay the Outstanding Balance plus all accrued and unpaid interest thereon on the Maturity Date.

3.3           Optional Prepayment. The Company shall have the right to prepay the Outstanding Balance, at the Company’s election, upon the consummation of a Change of Control transaction.

3.4           Subordination.

(a)            Notwithstanding anything to the contrary contained herein, the rights and obligations of the Purchasers hereunder, including the Purchasers’ rights to receive payments hereunder, shall be unsecured and are subordinate and junior in right of payment to the prior payment and performance of the Obligations (as defined in the Loan and Security Agreement) in all respects (other than unasserted contingent obligations).

(b)            Each Purchaser to execute a subordination agreement for the benefit of the Senior Agent and the Senior Lenders, in a form reasonably acceptable to such Purchaser..

4.             CONVERSION.

4.1           Automatic Conversion. The Outstanding Balance plus all accrued and unpaid interest thereon shall automatically convert, without any action on the part of the Purchaser(s) or the Company, into such securities as are issued by the Company in the Company’s next equity financing (the “Next Equity Financing”) at the Conversion Price, such number of fully paid and nonassessable securities to be obtained by dividing (i) the Outstanding Balance plus all accrued and unpaid interest thereon by (ii) the Conversion Price. The Company shall ensure that each Purchaser is entitled to the full benefit of all rights given by the Company to the investors in such Next Equity Financing in proportion to, and applicable to, such Purchaser's share of the securities received by the Purchaser. If the Next Equity Financing is a public offering, the securities issued therein shall be registered by the Company under the Securities Act; if the Next Equity Financing is not a public offering, then the Company and Purchasers shall enter into a mutually agreeable registration rights agreement in a form similar to that entered into by and among the Company and the investors in such Next Equity Financing.

4.2           Optional Conversion. If not converted pursuant to Section 4.1, at any time after the six month anniversary of the Effective Date, upon the written request of the Requisite Purchasers and the delivery of the Conversion Notice (as defined below) (the “Optional Conversion Date”), all of the Notes shall be converted, each into such number of fully paid and nonassessable shares of Common Stock to be obtained by dividing (i) the Outstanding Balance plus all accrued and unpaid interest thereon by (ii) the Closing Price(as defined herein). The “Closing Price” shall be the lower of: (a) the closing price of the Common Stock on the Trading Market on the Optional Conversion Date; or (b) the average closing price of the Common Stock on the Trading Market for the five Trading Days immediately preceding the Optional Conversion Date. If the Requisite Purchasers elect to convert the Notes pursuant to this Section 4.2, the Company and the Purchasers shall enter into a mutually agreeable registration rights agreement providing for the registration of the Common Stock issued upon such conversion and/or the resale thereof.

4.3           Conversion Mechanics. If the Notes are automatically converted pursuant to Section 4.1 or the Requisite Purchasers elect to convert the Notes pursuant to Section 4.2, such Purchaser shall (a) tender to the Company a conversion notice in substantially the form attached as Exhibit A to the Note (a “Conversion Notice”), and (b) surrender to the Company the Note to be converted, which shall be tendered to the Company within two Trading Days from the delivery of the Conversion Notice. The Company shall deliver the Common Stock to a Purchaser by the later of (x) two Trading Days after delivery of the Conversion Notice, or (y) delivery of the Note that is the subject of the Conversion Notice (the “Share Delivery Date”).

4.4           No Fractional Shares. Upon the conversion of a Note, in lieu of any fractional shares to which the holder of the Note would otherwise be entitled, the Company shall pay the Note holder cash equal to such fraction multiplied by the Conversion Price.

5.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

5.1           Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, and in the SEC Reports (as defined below) the Company hereby makes the following representations and warranties to each Purchaser as of the Initial Closing Date] as follows:

(a)           Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)           Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e)             Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 10.1 of this Agreement and (ii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)            Capitalization. The summary capitalization of the Company as of June 30, 2022 is set forth in the SEC Filings. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Filings, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(g)           SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h)           Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports filed prior to the date hereof and as set forth in the Disclosure Schedule, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement at the time this representation is made or deemed made, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made or thereafter that has not been publicly disclosed at least one Trading Day prior to the date hereof.

(i)             Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or, to the Company’s knowledge, any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(j)             Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)           Compliance. To the knowledge of the Company, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would reasonably be expected to result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

(l)             Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)          Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets. The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties and (iii) Liens disclosed in the SEC Reports. The Company and the Subsidiaries do not own any real property and any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)           Intellectual Property. The Company and the Subsidiaries own, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except where such expiration, termination or abandonment would not have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except such violation or infringement as would not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)            Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business (without an increase in cost of such insurance coverage that would have or reasonably be expected to result in a Material Adverse Effect).

(q)            Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)            Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls that the Company believes to be sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(s)           Certain Fees. Except as set forth in the Disclosure Schedule, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)            Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u)            Registration Rights. Except as disclosed in the SEC Reports, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(v)            Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(w)           Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or would become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Shares and the Purchasers’ ownership of the Shares.

(x)             Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y)            No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(z)            Indebtedness. The SEC Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa)          Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(bb)         Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(cc)         Accountants. Deloitte & Touche LLP (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2021.

(dd)          Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ee)         Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Shares are outstanding, and (z) such hedging activities (if any) would reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ff)           Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(gg)          FDA. As to each product candidate subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, and/or sold by the Company or any of its Subsidiaries (each such product candidate, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, and/or sold by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, licensure, application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling of any Pharmaceutical Product, (ii) requests the recall, suspension, or seizure of any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. To the knowledge of the Company, since January 1, 2019, the properties, business and operations of the Company have been and are currently being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company.

(hh)         Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ii)            Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(jj)            U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(kk)          Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll)            Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

6.              REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

6.1           Each Purchaser, severally but not jointly, represents and warrants to the Company as follows as of the Closing Date as follows:

(a)            Investigation; Economic Risk. Each Purchaser acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with its officers. Each Purchaser further acknowledges having had access to information about the Company that it has requested. Each Purchaser acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement. Each Purchaser further acknowledges that it has obtained its own attorneys, business advisors and tax advisors as to legal, business and tax advice (or has decided not to obtain such advice) and has not relied on the Company for such advice.

(b)               Purchase for Own Account. Each Note issued to each Purchaser and the securities issuable upon conversion thereof will be acquired by such Purchaser for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

(c)               Exempt from Registration; Restricted Securities. Each Purchaser understands that the sale of the Notes will not be registered under the Securities Act on the grounds that the sale provided for in this Agreement is exempt from registration under of the Securities Act, and that the reliance on such exemption is predicated in part on each Purchaser’s representations set forth in this Agreement. Each Purchaser understands that the Notes, and the securities issuable upon the conversion thereof pursuant to Section 4.2 hereof, are restricted securities within the meaning of Rule 144 under the Securities Act, and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available, provided that nothing in this section prohibits the automatic conversion of the Notes into securities at the Next Financing as specified in Section 4.1.

(d)               Accredited Investor. Each Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission.

(e)               Foreign Purchasers. If a Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Notes a or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Notes a, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Notes or any Equity Securities which the Notes may be converted into pursuant to the terms hereof. The Company’s offer and sale and Purchaser’s acquisition of and payment for and continued beneficial ownership of the Notes or any Equity Securities which the Notes may be converted into pursuant to the terms hereof will not violate any applicable securities or other laws of such Purchaser’s jurisdiction.

(f)                No Disqualification Events. No (i) Purchaser, (ii) any of their directors, executive officers, other officers that may serve as a director or officer of any company in which a Purchaser invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting Equity Securities (in accordance with Rule 506(d) of the Securities Act held by a Purchaser is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”)), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of a Closing in writing in reasonable detail to the Company.

7.              COVENANTS. The following covenants shall apply so long as at least $6,000,000.00 of principal under the Notes remains outstanding:

7.1             Affirmative Covenants. The Company covenants, for so long as this Agreement is in effect:

(a)            the Company will, at all times, maintain sufficient authorized and unissued shares of Common Stock in order to permit the full conversion of the Notes;

(b)            promptly after the occurrence thereof, the Company will notify the Purchasers of the occurrence of any Event of Default or any event which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the financial condition, business, or operations of the Company taken as a whole;

(c)            the Company will promptly deliver such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary thereof, or compliance with the terms of the Transaction Documents, as any Purchaser may from time to time reasonably request, provided that the Company shall not be required to deliver any information that constitutes material non-public information unless Purchaser agrees to enter into a non-disclosure agreement that provides that Purchaser shall maintain the same as confidential until such time as the same is no longer material non-public information; and

(d)           the Company shall comply with such other covenants and obligations arising under the Transaction Documents.

7.2            Negative Covenants. Neither the Company nor any Subsidiary shall, without the prior written consent of the Requisite Purchasers, take any of the following actions:

(a)            create, incur, assume or suffer to exist any Indebtedness or any guarantees or other contingent obligations with respect thereto that, in each case, is pari passu or senior to the Notes in terms of right of repayment other than the Senior Debt.

8.             DEFAULT.

8.1            For purposes of this Agreement, the term “Event of Default” shall mean any of the following:

(a)            the Company shall fail to pay any principal of or interest on any Note when the same shall be due and payable, provided, however, that if the Requisite Purchasers elect to convert the Notes pursuant to Section 4.2 hereof, the failure to pay the principal and/or interest on any Note will not be an Event of Default;

(b)            the Company fails to comply with its obligation to convert the Notes as described in this Agreement and such default continues for a period of three (3) Business Days;

(c)            (i) the Company shall default under any agreement under which any Indebtedness in an aggregate principal amount then outstanding of $150,000 or more is created in a manner entitling the holder of such Indebtedness or a trustee to accelerate the maturity of such Indebtedness and such default shall remain uncured for a period of at least sixty (60) days or (ii) the Company shall fail to make any payment when due (after any applicable notice or grace period) under any Indebtedness in an aggregate principal amount then outstanding of $150,000 or more and such failure shall remain uncured for a period of at least sixty (60) days;

(d)            any representation or warranty made by the Company under or in connection with this Agreement shall prove to have been incorrect in any material respect when made;

(e)            the Company shall fail to perform or observe any term, covenant or agreement contained in any Transaction Document and such failure shall remain uncured for a period of at least sixty (60) days;

(f)             the filing of a petition in bankruptcy or under any similar insolvency law by the Company, the making of an assignment for the benefit of creditors, or if any involuntary petition in bankruptcy or under any similar insolvency law is filed against the Company and such petition is not dismissed within sixty (60) days after the filing thereof; or

(g)            any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than satisfaction in full of all the Notes, other than unasserted contingent obligations, ceases to be in full force and effect; or the Company or any other Person contests in any manner the validity or enforceability of any material provision of any Transaction Document; or the Company denies that it has any or further liability or obligation under any Transaction Document or purports to revoke, terminate or rescind any material provision of any Transaction Document.

8.2            After the occurrence and during the continuance of an Event of Default, the Requisite Purchasers may, at their option, accelerate repayment of the Outstanding Balance payable in which case the Outstanding Balance and all accrued and unpaid interest thereon and all other amounts due hereunder and under the Notes shall be due and payable immediately.

9.              CONDITIONS PRECEDENT. This Agreement shall become effective and binding upon the parties hereto only on the Effective Date if the following conditions precedent have been satisfied:

(a)            The Purchasers shall have received (i) a counterpart of this Agreement signed on behalf of each party hereto and (ii) a Note payable to each Purchaser signed by the Company;

(b)            The Purchasers shall have received certified copies of the resolutions of the Board of Directors of the Company approving this Agreement, the transactions contemplated hereby and each Note to which it is or is to be a party;

(c)            The Purchasers shall have received such other documents as any Purchaser shall have reasonably requested in connection with the Transaction Documents.

10.           MISCELLANEOUS.

10.1          Disclosure; Publicity. Prior to public disclosure of this Agreement and the transactions contemplated herein (including in any Current Report on Form 8-K and any proxy statement), the Company shall provide the Purchasers with such draft disclosure and provide the Purchasers an opportunity to review and comment on such disclosure, which comments the Company will incorporate where reasonably requested.

10.2          Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of New York without regard to provisions regarding choice of laws. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Transaction Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the Company and the Purchasers irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the Transaction Documents or the actions of any Purchaser in the negotiation, administration, performance or enforcement thereof.

10.3          Successors and Assigns.

(a)             Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto. Without the prior written consent of the Requisite Purchasers, the Company may not assign any of its rights or obligations under the Transaction Documents, and any such purported assignment shall be void. Each Purchaser, so long as no Event of Default has occurred and is continuing, with the consent of the Company (not to be unreasonably withheld), may assign or grant a participation in its Note or its rights and obligations hereunder or under any Note; provided, that (i) no such consent shall be required in connection with any assignment to another Purchaser or an Affiliate of a Purchaser , (ii) with respect to any assignment, such Purchaser or any registered assign, as applicable, shall provide to the Company the relevant documentation effecting the assignment and, for the avoidance of doubt, no such assignment shall be effective until recorded in the Register in accordance with Section 10.3(b) and (iii) any assignee shall agree to be bound by the terms of this Agreement and any other Transaction Document, as applicable.

(b)            The Company shall maintain a copy of the assignment documentation provided to it by any Purchaser (or any registered assign) and a register for the recordation of the names and addresses of the Purchasers, and the principal amounts (and stated interest) of each Note owing to each Purchaser (or any registered assign) pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company and each Purchaser (and registered assign) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Purchaser (or registered assign) at any reasonable time and from time to time upon reasonable prior notice.

10.4          Entire Agreement. The Transaction Documents constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

10.5          Payment of Fees and Expenses. Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

10.6          Certain Adjustments. All share and per-share values, including the Conversion Price, set forth in the Transaction Documents shall be automatically adjusted to reflect any stock dividends, stock splits, reclassifications, combinations, subdivisions, distributions or similar recapitalization events affecting such securities that occur after the Effective Date.

10.7          Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service, by e-mail or by facsimile) to the address, e-mail address or facsimile telephone number set forth beneath the name of such party on its signature page to this Agreement (or to such other address, e-mail address or facsimile telephone number as such party will have specified in a written notice given to the other parties hereto). Notice shall be deemed given when sent electronically (via email or facsimile), provided that a confirming copy of such notice shall be sent in print form, unless the sender receives an acknowledgement of receipt of the electronic notice (e.g., reply email). In the even that notice is given to the Company, a courtesy copy, which shall not constitute notice, shall also be provided to Goodwin Procter LLP, with offices located at 100 Northern Avenue, Boston, MA 02210, Attention: Kingsley L. Taft and Laurie A. Burlingame.

10.8         Amendments and Termination. Any term of this Agreement and any other Transaction Document may be amended only with the written consent of the Company and the Requisite Purchasers. However, no amendment may, without the consent of all affected Purchasers (a) reduce the percentage of Purchasers required to take or approve any action hereunder or thereunder; (b) reduce the amount or change the time of payment of any amount owing or payable with respect to any Note or change the rate of interest or the manner of calculation of interest payable with respect to any Note; (c) modify the manner of payment or the order of priorities in which payments or distributions hereunder will be made as between the Purchasers and the Company or as among the Purchasers; (d) alter or modify in any respect, or waive, the provisions with respect to the conversion of the Notes; or (e) consent to any assignment of the Company’s rights under the Transaction Documents.

10.9         Titles and Subtitles. The titles of the sections and clauses of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

10.10        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery by facsimile or e-mail of an executed counterpart of a signature page shall be effective as delivery of an original executed counterpart.

10.11        Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

10.12       Allocation of Payments. The Purchasers acknowledge that the Notes are pari passu obligations against each of the other Notes. Each payment of interest or principal on the Notes shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid balances of principal outstanding thereunder. If any Purchaser shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest under any of his, her or its Notes or other obligations hereunder in an amount in excess of his, her or its pro rata share thereof as provided herein, then such Purchaser shall forthwith pay such excess to the Company which amount the Company shall thereupon pay to the Purchasers on a pro rata basis.

10.13        Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Transaction Document, the interest paid or agreed to be paid under the Transaction Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Purchaser shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Notes or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Purchasers exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

10.14        Certain Tax Matters. Any and all payments by or on account of any obligation of the Company under the Notes or this Agreement shall be made without deduction or withholding for any taxes, levies, imposts, duties, deductions, withholdings or assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto (“Taxes”), except as required by applicable law. If the Company is required by applicable law to withhold or deduct any Taxes from any such payment, then the Company shall withhold or deduct such Taxes, the Company shall timely pay the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law, and the sum payable by the Company shall be increased as necessary so that after deduction or withholding has been made for any such Tax (other than any such Tax that is an income Tax), including such deductions or withholdings applicable to additional sums payable under this Section 10.14, the applicable recipient receive an amount equal to the sum it would have received had no such deduction or withholding been made. Notwithstanding the foregoing, the increase of the sum payable described in the immediately preceding sentence shall not be required with respect to payments by or on account of any obligation of the Company under the Notes or this Agreement for Taxes withheld or deducted from such payments (A) to the extent such Taxes result from the failure of the applicable recipient to provide to the Company (i) a valid properly executed Internal Revenue Service Form W-9 (if such recipient is a U.S. person for U.S. federal income tax purposes) or (ii) a valid properly executed appropriate Internal Revenue Service Form W-8 (if such recipient is not a U.S. person for U.S. federal income tax purposes) establishing a complete exemption from U.S. federal tax withholding to the extent it is legally entitled to do so or (B) in the case of a Purchaser (or registered assign) that is not a U.S. person for U.S. federal income tax purposes, to the extent such Taxes are U.S. federal withholding Taxes imposed on amounts payable to or for the account of such person with respect to an applicable interest in a Note pursuant to a law in effect on the date on which (i) such person acquires such interest in the Note or (ii) such person changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such person’s assignor immediately before such person became a party hereto or to such person immediately before it changed its lending office. The Company agrees to pay any and all stamp, court or documentary, intangible, recording, filing or similar Taxes that arise in respect of this Agreement or the Note.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement to be effective as of the date first above written.

AXCELLA HEALTH INC.

By:	/s/ William Hinshaw
Name: William Hinshaw
Title: President and Chief Executive Officer

Address for Notice:

840 Memorial Drive
Cambridge, MA 02139
Email:

With a copy to (which shall not constitute notice):

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Kingsley L. Taft and Laurie A. Burlingame
E-Mail:

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement to be effective as of the date first above written.

FLAGSHIP VENTURES FUND IV, L.P.

By: Flagship Ventures Fund IV General Partner LLC
Its: General Partner

By:	/s/ Charles Carelli
Name: Charles Carelli
Title: Authorized Signatory
Email Address of Authorized Signatory:

Address for Notice to Purchaser:
Flagship Pioneering
55 Cambridge Parkway
Suite 800E
Cambridge, MA 02142

Address for Delivery of Note(s) to Purchaser (if not same as address for notice):

Note Principal Purchased at Closing: $4,500,000.00

EIN Number:

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement to be effective as of the date first above written.

FLAGSHIP VENTURES OPPORTUNITIES FUND I, L.P.

By: Flagship Ventures Opportunities Fund I General Partner LLC
Its: General Partner

By:	/s/ Charles Carelli
Name: Charles Carelli
Title: Authorized Signatory
Email Address of Authorized Signatory:

Address for Notice to Purchaser:
Flagship Pioneering
55 Cambridge Parkway
Suite 800E
Cambridge, MA 02142

Address for Delivery of Note(s) to Purchaser (if not same as address for notice):

Note Principal Purchased at Closing: $1,500,000.00

EIN Number: ____________________

Signature Page to Securities Purchase Agreement

EXHIBIT A

FORM OF NOTE